Exhibit 23.1
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                     Consent of Independent Accountants
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THE BOARD OF DIRECTORS
CARLYLE GOLF, INC.:

We consent to the incorporation by reference in the registration statement on Form S-3 of Carlyle Golf, Inc. of our report dated January 17, 1997 relating to the balance sheets of Carlyle Golf, Inc. as of October 31, 1996 and 1995 and the related statements of operations, stockholders' equity and cash flows for the years then ended, which report appears in the October 31, 1996 annual report on Form 10-KSB of Carlyle Golf, Inc.


                                   /s/KPMG Peat Marwick LLP
                                   KPMG Peat Marwick LLP


Denver, Colorado
April 28, 1997